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                                STECK~VAUGHN
                           PUBLISHING CORPPORATION


                                EXHIBIT 11.1
                      To Form 10-Q dated June 30, 1996
                      CALCULATION OF EARNINGS PER SHARE
              (amounts in thousands, except per share amounts)




                                                                 Three Months Ended                Six Months Ended
                                                                      June 30,                          June 30,
                                                                   1996       1995                    1996     1995
                                                                 --------------------              ------------------
Net Income (Loss)                                                $ (2,976)   $  2,077              $ (2,179)  $ 2,609
                                                                 ====================              ==================
Common Stock:

             Shares outstanding from the beginning
                of the period                                      14,317      14,313                14,313    14,338

             Shares issued,weighted for period held                     3          --                     4        --

             Assumed exercise of stock options using the              109          44                    90        23
                treasury stock method

             Purchase of treasury shares,
                weighted for period held                               --          --                    --       (16)
                                                                 --------------------              ------------------
Weighted Average Shares Outstanding                                14,429      14,357                14,407    14,345
                                                                 ====================              ==================

Earnings (Loss) Per Share                                        $  (0.21)   $   0.14              $  (0.15)  $  0.18
                                                                 ====================              ==================






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